Exhibit 99.1

STARTEK Reports Quarterly Financial Results
Merger Integration Plan Ahead of Schedule

GREENWOOD VILLAGE, CO - November 8, 2018 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management, is reporting financial results for the three months ended September 30, 2018.

Financial Results
As a result of the reverse acquisition accounting for the Startek and Aegis business combination on July 20, 2018, the results presented for the quarter ended September 30, 2018 include Startek results from July 20, 2018 to September 30, 2018, combined with Aegis results from July 1, 2018 to September 30, 2018. The results presented for the calendar quarter ended September 30, 2017 include only Aegis results from July 1, 2017 to September 30, 2017.

The business combination also resulted in a change in fiscal year-end from December 31 to March 31, which is the fiscal year-end of Aegis. However, on October 5, 2018, the Startek Board of Directors voted to change the fiscal year-end back to December 31. As a result, the company will be filing a transitional report on Form 10-KT for the nine months ended December 31, 2018.

Total revenue for the quarter increased 26.4% to $151.5 million compared to $119.8 million in the quarter ended September 30, 2017.

Gross profit for the quarter increased 13.6% to $22.8 million compared to $20.1 million in the quarter ended September 30, 2017, with gross margin of 15.0% compared to 16.7%.

Selling, general and administrative (SG&A) expenses were $22.8 million compared to $14.2 million in the year-ago quarter. As a percentage of revenue, SG&A was 15.1% compared to 11.9%.

Net loss attributable to Startek shareholders for the quarter was $10.9 million or $(0.32) per share, compared to net income of $2.4 million or $0.11 per share in the year-ago quarter.

Adjusted EBITDA* for the quarter was $8.1 million compared to $10.3 million in the year-ago quarter.

At September 30, 2018, the company’s cash position was $20.5 million compared to $22.9 million at March 31, 2018. Startek closed the quarter with total debt of $178.3 million compared to $151.0 million outstanding at March 31, 2018.

*A non-GAAP measure defined below.

Management Commentary
“During the quarter, our clients began to experience the benefit of our global reach and access to new markets, multi-lingual offerings and new digital solutions resulting from the Startek and Aegis combination,” said Lance Rosenzweig, president & global CEO of Startek. “We are ahead of plan from an integration perspective. Our post-merger integration team has already implemented several cost optimization initiatives that we expect to result in $12.5 million of annualized cost savings. All of this was accomplished in less than four months as a combined company.

“From a sales perspective, although we continue to face headwinds in the telecom vertical, we are experiencing strong momentum in our non-telecom verticals and have executed on several cross-sell opportunities, including a new geographic implementation with one of our largest strategic client partners. This momentum has been further enabled by a reorganization of our global sales team, which is now being led by our recently appointed Chief Revenue Officer, Joe Duryea.

“In addition to Joe, we’ve established our global executive team by appointing leaders from both organizations and all department heads have their immediate organizational structure in place."

“As we look ahead, we plan to continue our cost synergy initiatives into next year. We will also sharpen our focus to accelerate revenue growth across the globe, particularly in high-growth verticals such as technology, financial services, next generation retail, healthcare and travel. The foundation for our success is nearly set, and we continue to expect synergies, revenue growth and operating efficiencies following our recent business combination to add $30 million of adjusted EBITDA* over the next three years.”

Conference Call and Webcast Details
Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its quarterly financial results. The conference call will be followed by a question and answer period.

Date: Thursday, November 8, 2018
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: (844) 239-5283
International dial-in number: (574) 990-1022
Conference ID: 4388769

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will also be broadcast live and available for replay here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 15, 2018.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 4388769

About Startek
Startek is a leading global provider of customer experience management solutions. The company provides business process outsourcing and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has approximately 45,000 outsourcing experts across 66 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility, difficulties with the successful integration and realization of the anticipated benefits or synergies from the Aegis transaction, and the risk that the consummation of the transaction could have an adverse effect on Startek’s ability to retain customers and retain and hire key personnel. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on June 13, 2018, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations
Sean Mansouri or Cody Slach
Liolios
949-574-3860
investor@startek.com

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue	$151,509	$119,819	$261,732	$233,817
Cost of services	128,747	99,762	222,087	196,265
Gross profit	22,762	20,057	39,645	37,552
Selling, general and administrative expenses	22,818	14,219	38,075	27,827
Transaction related fees	3,898	—	3,898	—
Impairment losses and restructuring charges, net	2,621	—	2,621	—
Operating income (loss)	(6,575)	5,838	(4,949)	9,725
Interest and other expense, net	(3,362)	(1,478)	(8,528)	(1,371)
Income (loss) before income taxes	(9,937)	4,360	(13,477)	8,354
Income tax expense	953	1,505	1,187	2,429
Net income (loss)	$(10,890)	$2,855	$(14,664)	$5,925
Net income (loss) attributable to non-controlling interests	11	481	(55)	1,536
Net income (loss) attributable to Startek shareholders	$(10,901)	$2,374	$(14,609)	$4,389

Net income (loss) per common share - basic	$(0.32)	$0.11	$(0.54)	$0.21
Weighted average common shares outstanding - basic	33,812	20,767	27,289	20,767

Net income (loss) per common share - diluted	$(0.32)	$0.11	$(0.54)	$0.21
Weighted average common shares outstanding - diluted	33,812	20,767	27,289	20,767

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$14,133	$17,693
Restricted cash	6,392	5,226
Trade accounts receivable, net	145,156	110,545
Prepaid expenses and other current assets	19,462	18,772
Total current assets	185,143	152,236
Property, plant and equipment, net	35,784	25,814
Intangible assets, net	139,158	110,320
Goodwill	240,553	153,368
Other non-current assets	27,643	24,903
Total assets	$628,281	$466,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$134,909	$117,966
Long term debt	150,336	127,133
Other non-current liabilities	27,002	27,397
Total liabilities	312,247	272,496
Equity attributable to Startek shareholders	268,636	146,693
Non-controlling interest	47,398	47,452
Total stockholders’ equity	$316,034	$194,145
Total liabilities and stockholders’ equity	$628,281	$466,641

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2018	2017
Operating Activities
Net income (loss)	$(14,664)	$5,925
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,643	8,699
Provision for doubtful accounts	1,726	242
Share-based compensation expense	249	—
Deferred income taxes	(366)	(98)
Changes in operating assets & liabilities and other, net	871	(8,007)
Net cash provided by operating activities	$459	$6,761

Investing Activities
Purchases of property, plant and equipment	(4,511)	(7,555)
Distributions received from affiliates	—	1,315
Cash acquired in Aegis Transactions	1,496	—
Net cash used in investing activities	$(3,015)	$(6,240)

Financing Activities
(Payments) proceeds on long term debt	(2,800)	664
Proceeds from other debts, net	4,204	3,589
Net cash provided by financing activities	$1,404	$4,253
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,242)	(36)
Net (decrease) increase in cash and cash equivalents and restricted cash	(2,394)	4,738
Cash and cash equivalents and restricted cash at beginning of period	$22,919	$19,511
Cash and cash equivalents and restricted cash at end of period	$20,525	$24,249

STARTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(In thousands)
(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Operating income (loss) plus Impairment losses and restructuring charges, net, Depreciation and amortization expense, Share-based compensation expense, Transaction related fees, and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Operating income (loss)	$(6,575)	$5,838	$(4,949)	$9,725
Impairment losses and restructuring charges, net	2,621	—	2,621	—
Depreciation and amortization expense	7,919	4,465	12,643	8,699
Share-based compensation expense	249	—	249	—
Transaction related fees	3,898	—	3,898	—
Adjusted EBITDA	$8,112	$10,303	$14,462	$18,424